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

                                  NSAR ITEM 77O

                   VKAC Trust for Investment Grade Municipals
                               10f-3 Transactions

  UNDERWRITING #      UNDERWRITING        PURCHASED FROM         AMOUNT OF SHARES    % OF UNDERWRITING      DATE OF PURCHASE
                                                                     PURCHASED


         1           New York City         Smith Barney              2,000,000             0.190%                02/14/98
         2          Emp.St.Dev.Corp.       Paine Webber              3,000,000             1.520%                02/26/98


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